Exhibit 99.1

Section 2: EX-99.1 (EX-99.1)

StoneCastle Financial Corp. Reports First Quarter 2018 Results

NEW YORK, May 3, 2018 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the first fiscal quarter ended March 31, 2018.

First Quarter 2018 Investment Highlights:

  Invested $58.2 million in seven investments
  Received sales proceeds of $43.0 million from nine investments
  Received $34,207 in pay downs from six investments

Investment Activity in the First Quarter 2018 Included:

  Invested $2.0 million TriState Capital Holdings, Preferred Stock, 6.75%
  Invested $7.0 million American Capital Bancorp, Term Loan, 9.00%
  Invested $17.0 million in Preferred Shares of Community Funding 2018, LLC
  Invested $20.1 million in iShares U.S. Preferred Stock ETF

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of March 31, 2018 (excluding cash and cash equivalents) was approximately 8.16%. Excluding the $20.1 million investment in iShares U.S. Preferred Stock ETF, the estimated annualized yield was 9.17%.

First Quarter 2018 Financial Results

Net investment income was $2,709,282 or $0.41 per share, comprised of $4,233,544 in gross income and $1,524,262 of expenses. Realized capital losses were ($1,432,027), substantially all of which related to the contribution of certain assets to Community Funding 2018, LLC.

Net Assets at quarter end were $141,291,440, up $241,942 from the prior quarter. The Company’s Net Asset Value was $21.58 per share, up $0.02 from the prior quarter.

In the first quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on March 27, 2018 to shareholders of record at the close of business on March 20, 2018.

The Company had $20.0 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 11% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on March 31, 2018, the Company had total assets of $182,596,042 consisting of total investments of $178,801,423, cash of $1,051,837 and other assets of $2,742,782.  Other assets include interest and dividends receivable of $1,787,921 and prepaid assets of $954,861.

During the quarter, the Company received sales proceeds from nine investments for a total of $43,000,408. The Company also had six paydowns totaling $34,207.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on May 3, 2018 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial's investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on May 17, 2018. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13678630. The archive of the webcast will be available on the Company's website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol "BANX." StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial's investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC's website at www.sec.gov and on the Company's website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	March 31, 2018	December 31, 2017
Assets
Investments in securities, at fair value (cost: $180,099,433 and $169,571,744 respectively)	$178,801,423	$166,911,546
Cash	1,051,837	30,142
Interest and dividends receivable	1,787,921	2,435,308
Prepaid assets	954,861	1,053,360
Total assets	182,596,042	170,430,356

Liabilities
Payable for securities purchased	20,064,987	-
Loan payable	20,000,000	25,750,000
Dividend payable	-	2,486,070
Investment advisory fee payable (1)	701,873	751,761
Loan interest payable	123,337	51,901
Directors fee payable	12,631	13,326
Accrued expenses payable	401,774	327,800
Total liabilities	41,304,602	29,380,858
Net Assets	$141,291,440	$141,049,498

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,547	$6,542
Paid-in-capital	144,948,534	144,858,951
Accumulated net investment loss	(856,640)	(1,078,833)
Accumulated net realized loss on investments	(1,508,991)	(76,964)
Net unrealized depreciation on investments	(1,298,010)	(2,660,198)
Net Assets	$141,291,440	$141,049,498

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,546,638	6,542,289
Net asset value per common share	$21.58	$21.56
Market price per share	$21.75	$20.13
Market price premium / (discount) to net asset value per share	0.79%	-6.63%

(1) Investment advisory fee payable shown net of waiver for March 31, 2018 of $86,726.

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended March 31, 2018	For The Three Months Ended December 31, 2017
Investment Income
Interest	$3,099,378	$3,359,404
Dividends	553,888	673,888
Origination fee income	488,397	141,681
Other Income	91,881	62,500
Total Investment Income	4,233,544	4,237,473

Expenses

Investment advisory fees (1)	789,284	751,761
Interest expense	304,188	323,511
Professional fees	118,126	175,417
Transfer agent, custodian fees and administrator fees	65,256	50,008
Bank fees	53,886	55,083
Directors’ fees	50,668	51,794
ABA marketing and licensing fees	37,328	38,157
Investor relations fees	30,526	27,945
Printing	22,691	3,195
Delaware franchise tax	22,192	22,685
Insurance expense	17,753	4,420
Valuation fees	16,961	17,337
Due diligence expense	16,000	-
Miscellaneous fees	66,129	53,949
Total expenses before waiver	1,610,988	1,575,262
Less: Advisory fee waiver (2)	(86,726)	-
Net expenses after waiver	1,524,262	1,575,262
Net Investment Income	$2,709,282	$2,662,211

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain / (loss) on investments	$(1,432,027)	$375,098
Net change in unrealized depreciation on investments	1,362,187	(580,436)
Net realized and unrealized gain / (loss) on investments	(69,840)	(205,338)
Net Increase in Net Assets Resulting From Operations	$2,639,442	$2,456,873

(1)	Investment advisory fee reflects gross contractual fee.
(2)	Investment advisory fee waiver reflects waiver of fees related to purchase of $20.1 million iShares U.S. Preferred Stock ETF on March 28th and March 29th 2018.

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended March 31, 2018
Per Share Operating Performance	$21.56
Net Asset Value, beginning of period
Net investment income(1)	0.41
Net realized and unrealized gain / (loss) on investments(1)	(0.01)
Total from investment operations	0.40

Less distributions to shareholders
From net investment income	(0.38)
Total distributions	(0.38)

Net asset value, end of period	$21.58
Per share market value, end of period	$21.75

Total Investment Return (2)
Based on market value	9.93%
Based on net asset value	1.84%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$141.3

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.63%
Expenses after waivers(5)*	4.38%
Net investment income(6)*	7.78%
Portfolio turnover rate**	26%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$20,000
Asset coverage per $1,000 for revolving credit agreement(7)	8,065

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.75%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.70%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.50%.
(6)	Ratio of net investment income to average managed assets equals 6.22%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized